UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2012

DIADEXUS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-26483	94-3236309
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

349 Oyster Point Boulevard, South San Francisco, California 94080

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 246-6400

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 16, 2012, diaDexus, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Health Diagnostics Laboratory (“HDL”), effective as of January 1, 2012. The Purchase Agreement sets forth the terms pursuant to which HDL may purchase certain of the Company’s diagnostic test products from the Company, at specified prices and solely for HDL’s own use for performing in vitro clinical diagnostic testing on human blood samples for the purpose of patient clinical management. The Purchase Agreement will expire on March 31, 2013.

On March 16, 2012, the Company also entered into a Rebate Addendum with HDL, effective as of March 1, 2012 (the “Rebate Addendum”), which amends the Purchase Agreement to provide for a limited term rebate to HDL for increases in its purchases of products from the Company. The Rebate Addendum will also expire on March 31, 2013.

The foregoing is only a summary of the material terms of the Purchase Agreement and the Rebate Addendum, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Purchase Agreement and Rebate Addendum that will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

diaDexus, Inc.
(Registrant)
Date: March 22, 2012

	By:	/s/ Jean-Frédéric Viret
Jean-Frédéric Viret
Chief Financial Officer